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                                                                     EXHIBIT 5.1

                                GREENBERG TRAURIG

                                MetLife Building
                                 200 Park Avenue

                            New York, New York 10166

                                                              August 31, 1998

PolyVision Corporation
29 Laing Avenue
Dixonville, PA  15734-0335

Gentlemen:

         We have acted as counsel to PolyVision Corporation, a New York corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 43,333 shares of the Company's authorized but unissued Common Stock, par value $.001 per share (the "Common Stock"), issuable pursuant to the 1995 Directors Stock Grant Plan (the "Plan"). It is our opinion that the shares of Common Stock, when granted under the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the above-referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ Greenberg Traurig
                                               ---------------------------
                                               GREENBERG TRAURIG